Broadridge
51 Mercedes Way
Edgewood, NY 11717

ARCIMOTO, INC.

ANNUAL MEETING: 06/11/2021

AS REQUESTED, WE HAVE TABULATED THE VOTES CAST FOR THE ABOVE MEETING. THE RESULTS OF THIS TABULATION ARE AS FOLLOWS:

Voting Results as of: 06/11/2021

Voting Power:	**Total:**
TOTAL OUTSTANDING:	35,768,090
TOTAL SHARES VOTED:	22,180,259
% OF VOTED:	62.01%



Profile of Shares Voted
Banks 4.21%
Registered 24.60%
Brokers 71.19%

IN ACCORDANCE WITH OUR CUSTOMARY PROCEDURES, WE HAVE EXAMINED THE PROXIES RECEIVED, BUT DO NOT GUARANTEE THE GENUINENESS OF THE SIGNATURES THEREOF, OR ASSUME ANY RESPONSIBILITY FOR THE LEGALITY OF ANY PROXY.

SINCERELY,

Anthony LaPoma

ANTHONY LAPOMA
DIRECTOR
VOTING SERVICES

MC8939-001-20210611-052747-0001

Broadridge
51 Mercedes Way
Edgewood, NY 11717

Broadridge

PROPOSAL #001 ELECTION OF DIRECTORS

***	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
BENEFICIAL	6,825,335	0	90,165	9,988,020
REGISTERED	5,276,239	0	500	
TOTAL SHARES VOTED	12,101,574	0	90,665	
% OF VOTED	100.00%			
% OF OUTSTANDING	33.83%			
% OF VOTED W/ABS	99.25%		0.74%	
% OF OUTSTANDING W/ABS	33.83%		0.25%	

PROPOSAL #001 ELECTION OF DIRECTORS INCLUDING DIRECTOR EXCEPTIONS

***	FOR	% VOTED FOR	WITHHELD	% VOTED WITHHELD
MARK D. FROHNMAYER	12,038,882	98.74%	153,357	1.26%
TERRY L. BECKER	11,965,434	98.14%	226,805	1.86%
NANCY E. CALDERON	11,962,867	98.12%	229,372	1.88%
JOSHUA S. SCHERER	11,604,521	95.18%	587,718	4.82%
JESSE G. EISLER	11,944,206	97.97%	248,033	2.03%
GALILEO A. RUSSELL	11,836,111	97.08%	356,128	2.92%
TOTAL ALL DIRECTORS	71,352,021		1,801,413	
DIRECTOR AVERAGE	11,892,003		300,235	
% VOTED OF AVERAGE	97.54%		2.46%	

PROPOSAL #002 INCREASE # OF SHARES RESERVED FOR ISSUANCE BY 2,000,000 SHARES

***	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
BENEFICIAL	5,866,207	884,150	165,143	9,988,020
REGISTERED	5,271,739	1,700	3,300	
TOTAL SHARES VOTED	11,137,946	885,850	168,443	
% OF VOTED	92.63%	7.36%		
% OF OUTSTANDING	31.13%	2.47%		
% OF VOTED W/ABS	91.35%	7.26%	1.38%	
% OF OUTSTANDING W/ABS	31.13%	2.47%	0.47%	

PROPOSAL #003 INCREASE # OF AUTHORIZED COMMON SHARES FROM 60M TO 100M SHARES

***	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
BENEFICIAL	15,075,493	1,501,327	326,700	
REGISTERED	4,768,788	504,651	3,300	
TOTAL SHARES VOTED	19,844,281	2,005,978	330,000	
% OF VOTED	90.81%	9.18%		
% OF OUTSTANDING	55.48%	5.60%		
% OF VOTED W/ABS	89.46%	9.04%	1.48%	
% OF OUTSTANDING W/ABS	55.48%	5.60%	0.92%	

MC8939-001-20210611-052747-0001